Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

February 25, 2011

Delaware Pooled Trust
Delaware Group Adviser Funds
Delaware Group Equity Funds I
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”), agrees that in order to improve the performance of certain series of Delaware Pooled Trust, Delaware Group Adviser Funds, and Delaware Group Equity Funds I listed below (collectively, the “Funds”), the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for the Funds’ Class A and Class R shares, so that the Funds’ Rule 12b-1 (distribution) fees with respect to its Class A and Class R shares will not exceed the amounts listed below for the period February 28, 2011 through February 28, 2012.

Registrant/Funds	Expense Cap
Delaware Pooled Trust
Delaware REIT Fund	Class A – 0.25%
Class R – 0.50%
Delaware Group Adviser Funds
Delaware Diversified Income Fund	Class A – 0.25%
Class R – 0.50%
Delaware U.S. Growth Fund	Class A – 0.25%
Class R – 0.50%
Delaware Group Equity Funds I
Delaware Mid Cap Value Fund	Class A – 0.25%
Class R – 0.50%

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:	/s/J. Scott Coleman
Name: J. Scott Coleman
Title: Executive Vice President
Your signature below acknowledges
acceptance of this Agreement:

Delaware Pooled Trust
Delaware Group Adviser Funds
Delaware Group Equity Funds I

By:	/s/Patrick P. Coyne
	Name:	Patrick P. Coyne
	Title:	President
	Date:	February 25, 2011